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                              IDEXX LABORATORIES, INC.                EXHIBIT 11

                            SUPPLEMENTAL CALCULATION OF

                             SHARES USED IN DETERMINING

                              NET INCOME PER SHARE

                                                    Years Ended December 31,

                                               1995            1996           1997
                                            --------------------------------------------

   Shares Outstanding for Basic Earnings
      (Loss) Per Share
          Weighted average common stock
           outstanding during the period     32,945,847      37,082,497      37,974,188
                                            -------------------------------------------

   Shares Outstanding for Diluted Earnings
      (Loss) Per Share
          Weighted average common stock
           outstanding during the period     32,945,847      37,082,497      37,974,188
          Weighted average common stock
           equivalents                        2,416,256       2,436,325              --
                                            --------------------------------------------

                                             35,362,103      39,518,822      37,974,188
